STOCK PURCHASE AND ASSIGNMENT AGREEMENT

This STOCK PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”), dated March 28, 2011, is entered into by and among BECTON, DICKINSON AND COMPANY, a New Jersey corporation (“BD”), PROGENITOR CELL THERAPY, LLC., a Delaware limited liability corporation (“PCT”) and ATHELOS CORPORATION, a Delaware corporation (the “Company”).  Each of BD, PCT and the Company are referred to individually as a “Party” and, together, as the “Parties.”

WHEREAS, the Parties wish for BD and PCT to contribute certain third party intellectual property and related rights to the Company on the terms and conditions set forth herein;

WHEREAS, in exchange for its contribution to the Company of such third party intellectual property and related rights on the terms and conditions, the Company has agreed to issue and BD has agreed to accept, one hundred ninety nine (199) shares of Common Stock of the Company (the “Shares”) on the terms and conditions set forth herein; and

WHEREAS, in anticipation of the aforementioned contributions of property and in consideration for its services related to the formation and establishment of the Company, the Company previously issued eight hundred one (801) shares of Common Stock of the Company to PCT.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein set forth, the Parties hereto agree as follows:

1.           Transactions; Deliveries.

(a)           Sale of Shares; Stockholders’ Agreement.  In consideration for the BD Assigned IP Rights, the Company hereby sells and BD hereby purchases the Shares subject to the terms and conditions set forth in this Agreement.   BD shall have certain anti-dilution rights and the right to appoint a non-voting observer to the Board of Directors of the Company as set forth in the Stockholders Agreement, dated of even date herewith, by and among the Company, BD and PCT (the “Stockholders’ Agreement”).  Upon execution of this Agreement and the Stockholders’ Agreement by BD and the Company, the Company shall deliver to BD a certificate representing the Shares (the “Certificate”).

(b)           Assignment of Intellectual Property Rights.

(i)           Prior to, or simultaneously with the execution of this Agreement, BD shall obtain and provide to the Company all necessary consents to assign BD’s licensed patent rights and other intellectual property rights and other related rights, obligations and interest in and under the agreements described on Schedule A as the “ExCell Intellectual Property Rights and Related Rights and Obligations” and the “U. Penn Intellectual Property Rights and Related Rights and Obligations” (the ExCell Intellectual Property Rights and Related Rights and Obligations together with the U. Penn Intellectual Property Rights and Related Rights and Obligations are referred to collectively herein as the “BD Assigned IP Rights”) from each of ExCell Therapeutics, LLC (“ExCell”), David A. Horowitz, M.D., The University of Pennsylvania (“U. Penn”) and the University of Southern California (“USC”).  BD hereby represents and warrants that it has all consents required of each of ExCell, Dr. Horowitz, U. Penn and USC, as applicable and hereby irrevocably bargains, sells, grants, conveys, assigns, transfers, and delivers to the Company, and the Company hereby irrevocably bargains, purchases, accepts and assumes all of BD’s licensed patent rights and other intellectual property rights and related rights, obligations and interest in and under the BD Assigned IP Rights to have and hold, for itself and for its successors and assigns forever.

(ii)           PCT shall, within ninety (90) days of the date of this Agreement, use commercially reasonable efforts to irrevocably bargain, sell, grant, convey, assign, transfer, and deliver to the Company, and the Company shall irrevocably bargain, purchase, accept and assume all of PCT’s licensed patent rights and other intellectual property rights and related rights, obligations and interest in and under the agreements described on Schedule A as the “Life Technologies Intellectual Property Rights and Related Rights and Obligations” (the “PCT Assigned Rights”) to have and hold, for itself and for its successors and assigns forever.

(c)           The Parties intend that the contributions of property to the Company by BD and PCT pursuant to Section 1(b) of this Agreement shall each constitute a tax-free exchange under Section 351 of the Internal Revenue Code.

           (d)           Commercially Reasonable Efforts.                                                                Following the assignment and transfer of BD Assigned IP Rights as set forth above, the Company will use commercially reasonable efforts to perform the activities set forth in Schedule B (the “Activities”).  Upon completion of the Activities, the Company will progress to clinical trials in a timely manner.  In the event that the Company fails to use commercially reasonable efforts to perform the Activities and does not address such failure within thirty (30) days of written notice from BD, BD may, at its option, request the Company to assign to it, in whole or in part, the BD Assigned IP Rights.

2.           Acknowledgements.  BD hereby acknowledges and understands that:

(a)           In selling the Shares to BD, the Company is relying upon BD’s representation and warranty set forth herein that BD is an accredited investor, as defined in the Securities Act of 1933, as amended (the “Securities Act”).

(b)           An investment in the Shares is speculative in nature and involves a high degree of risk and, therefore, BD is assuming a substantial risk of its entire investment in the Company.

(c)           No federal or state agency has made any finding or determination as to the fairness of an investment in the Company, or any recommendation or endorsement thereof.  BD acknowledges that the Company has made available to it at a reasonable time prior to its investment the opportunity to ask questions and receive answers concerning the terms and conditions of BD’s investment and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is relevant to BD’s decision to make the investment.

(d)           The Shares have not been registered under the Securities Act or any state securities law, and the Company has made no undertaking to effect any such registration.  Accordingly, BD must bear the economic risk of the investment indefinitely because none of the Shares may be sold or otherwise disposed of, and (without limiting any restrictions contained in the Certificate) the Company will not transfer any of the Shares on its books, unless such Shares are subsequently registered under the Securities Act and any applicable state securities law or with the Company’s consent pursuant to the Stockholders’ Agreement.  Further, there is no present public market for the Shares and there can be no assurance that a market for the Shares or any other securities of the Company will ever develop.

(e)           The certificate(s) evidencing the Shares will contain legends substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND SUCH LAWS, OR AS OTHERWISE SET FORTH HEREIN AND IN THE STOCKHOLDERS’ AGREEMENT OF THE COMPANY, AS MAY BE AMENDED FROM TIME TO TIME.  THE CORPORATION WILL FURNISH A COPY OF SAID STOCKHOLDERS’ AGREEMENT TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

3.           Representations and Warranties of BD.  BD hereby represents and warrants that:

(a)           BD is duly incorporated and existing in the State of New Jersey and it has full power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)           This Agreement constitutes the valid and legally binding obligation of BD, enforceable against BD in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any authorizing or governing document of BD, or any mortgage, indenture, lease or other agreement or instrument, statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise or license applicable to BD.

(c)           The Company has made available to BD all documents that BD has requested relating to the Company and has provided answers to all of BD’s questions concerning BD’s investment.  BD is an “accredited investor” as defined in the Securities Act, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, and has received adequate information regarding the Company for purposes of evaluating the suitability of BD’s investment in the Company.

(d)           BD is acquiring the Shares for its own account for investment and not with a view to their resale or distribution.  BD has no need for liquidity in this investment and is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of BD’s investment in the Shares.

(e)           BD understands that, in the view of the Securities and Exchange Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or in the settlement of any loan obtained by the undersigned for the acquisition of the Shares, or for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return would, in fact, represent a purchase with an intent inconsistent with BD’s representations to the Company.  The Securities and Exchange Commission would then regard such sale as one for which no exemption from registration is available.

(f)           BD has provided or obtained all necessary notices to, or consents, authorizations or approvals of, any third party or governmental authority that are required for the due execution, delivery and performance of this Agreement, including, without limitation, the assignment of the BD Assigned IP Rights, and no other notices, consents, authorizations or approvals of any third party or governmental authority are required for BD to execute and deliver this Agreement.

(g)           BD possesses all necessary rights to hold and use the BD Assigned IP Rights and to assign them as contemplated by this Agreement.  To the knowledge of BD, the BD Assigned IP Rights are free and clear of any lien, encumbrance or other adverse claim.

(h)           BD has not been the subject of any pending or, to the knowledge of BD, threatened legal proceedings which involve a claim of infringement, misappropriation, unauthorized use or violation of any intellectual property rights of any third party or challenging BD’s use, validity or enforceability of the BD Assigned IP Rights.  BD has not received notice of any such threatened claim and to the knowledge of BD, there are no facts or circumstances that would form the basis for any such claim.  All of BD’s rights in and to BD Assigned IP Rights are valid and enforceable in all material respects.

(i)    The Company acknowledges that USC has indicated that, based on certain alleged breaches of the license agreement between USC and ExCell, that USC may have a right to terminate such agreement with ExCell.  Notwithstanding any language to the contrary herein, BD is not making any representation or warranty as to any rights by USC to terminate its license agreement with ExCell, the exercise of such rights by USC and the implications thereof to the License Agreement between ExCell and BD referenced in Section B.1 of Schedule A, which is being assigned by BD to the Company hereunder.

(j)           The Company further acknowledges that that USC consents to the assignment and assumption of the  License Agreement by and between ExCell Therapeutics, LLC and Becton, Dickinson and Company, dated as of September 16, 2005, as amended August 31, 2007 on the terms set forth in the in the letter dated simultaneously herewith, a copy of which is attached as Schedule C.

4.           Representations and Warranties of Company.

(a)           The Company is duly incorporated and existing in the State of Delaware and it has full power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)           This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any authorizing or governing document of the Company, or any mortgage, indenture, lease or other agreement or instrument, statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise or license applicable to the Company.

5.           Representations and Warranties of PCT.

(a)           PCT is duly incorporated and existing in the State of Delaware and it has full power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)           This Agreement constitutes the valid and legally binding obligation of PCT, enforceable against PCT in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization and other similar laws relating to or affecting the rights of creditors generally.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any authorizing or governing document of PCT, or any mortgage, indenture, lease or other agreement or instrument, statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise or license applicable to PCT.

6.           Indemnification.

(a)           By BD.  BD hereby agrees to indemnify, defend and hold harmless the Company, its affiliates and their officers, directors, employees, agents and representatives (each a “Company Indemnified Party”) from and against all demands, claims, actions or causes of action, litigation, assessments, judgments, damages, liabilities, reasonable attorneys’ fees, expenses, interest, and penalties (collectively “Damages”), resulting to, imposed upon or incurred by a Company Indemnified Party by reason of or resulting from: (i) a breach of any representation or warranty of BD set forth in this Agreement, including, without limitation with respect to the BD Assigned IP Rights; and (ii) any failure of BD to perform or observe any covenant or obligation of BD set forth in this Agreement.

(b)           By the Company.  The Company hereby agrees to indemnify, defend and hold harmless BD, its affiliates and their officers, directors, employees, agents and representatives (each a “BD Indemnified Party”) from and against all Damages resulting to, imposed upon or incurred by a BD Indemnified Party by reason of or resulting from: (i) a breach of any representation or warranty of the Company set forth in this Agreement; and (ii) any failure of the Company to perform or observe any covenant or obligation of the Company set forth in this Agreement.

(c)           By PCT.  PCT hereby agrees to indemnify, defend and hold harmless each Company Indemnified Party from and against all Damages resulting to, imposed upon or incurred by a Company Indemnified Party by reason of or resulting from: (i) a breach of any representation or warranty of PCT set forth in this Agreement, including, without limitation with respect to the PCT Assigned IP Rights; and (ii) any failure of PCT to perform or observe any covenant or obligation of PCT set forth in this Agreement.

(d)           Indemnification Process.  Each Party shall give the other Party prompt written notice of any event or assertion of which such Party obtains knowledge concerning any Damages and as to which a Party may request indemnification hereunder, provided, however, that failure to give such notice will not affect the indemnified Party’s rights furnished hereunder unless, and then solely to the extent that, the rights of the indemnifying Party are materially prejudiced as a result of such failure.  The Parties shall cooperate with each other in determining the validity of any claim or assertion requiring indemnity hereunder and in defending against third parties with respect to the same.  The defense of such litigation shall be within the control of the indemnifying Party; provided, however, that the indemnifying Party’s choice of counsel shall be reasonably satisfactory to the Party seeking indemnification.  The indemnified Party may participate in the defense of any claim or assertion requiring indemnity hereunder and, in such event, such Party shall cooperate fully in connection therewith.  If the indemnifying Party fails to perform any of its obligations under this Section 5, then the other Party may directly assume the defense of the claim or assertion at issue, and the indemnifying Party shall promptly reimburse the other Party for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith.  The Parties hereby agree not to settle or compromise any such third-party suit, claim or proceeding without prior written consent of the Party seeking indemnification, which consent shall not be unreasonably withheld.

7.           General

(a)           Further Assurances.  The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, reasonably required to effectuate this Agreement and the intent and purposes hereof.

                                (b)           Governing Law; Venue.  The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and BD and PCT as stockholders therein.  All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement hereto shall be governed by, and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of laws, and shall be binding upon BD’s legal representatives and permitted successors and assigns.  Any Party to this Agreement shall be entitled to bring an action to enforce any provision of, or based on any right arising out of, relating to or in connection with this Agreement, in any court having competent jurisdiction in the State of New Jersey.  Each Party expressly agrees to waive any challenge to either jurisdiction or venue in any of the aforementioned courts.

(c)           No Assignment.  This Agreement shall bind and inure to the benefit of the Parties and their respective permitted successors and assigns.  Neither Party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other Party.  No third party shall be entitled to enforce any provision hereof and no third party is intended to benefit from this Agreement.

(d)           Amendments and Waivers.  This Agreement may not be amended, modified or supplemented except by a written instrument executed by the Parties.  No provision of this Agreement may be waived except by an instrument in writing executed by the Party authorized to grant the waiver.  The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach of the same or another provision.  No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(e)           Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be mailed via certified mail, return receipt requested, sent via a nationally-recognized overnight courier service or faxed.  All such notices shall be deemed to have been duly given or made on the day of delivery (with delivery confirmed by such return receipt, courier service or fax transmission report).  All notices, requests and demands are to be given or made to the parties at the addresses set forth herein or such other address specified in a notice given pursuant hereto as follows:

If to the Company:	Athelos Corporation c/o Progenitor Cell Therapy, LLC 4 Pearl Court, Suite C Allendale, NJ 07401 Attention: Robert A. Preti, Ph.D. Facsimile: (201) 996-9246

If to BD:	Becton Dickinson and Company 1 Becton Drive Franklin Lakes, NJ 07410 Attention: General Counsel Facsimile: (201) 848-8698

If to PCT:	Progenitor Cell Therapy, LLC 4 Pearl Court, Suite C Allendale, NJ 07401 Attention: Andrew Pecora, M.D. Facsimile: (201) 996-9246

A Party may change its address by notice given pursuant to this Section 7(e).

(f)           Entire Agreement.  This Agreement and the documents referred to herein contain the entire agreement and understanding between the Parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings between the Parties on the subject matter hereof.

(g)           Facsimile; Counterparts.  This Agreement may be executed by either or both of the Parties via facsimile.  Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any Party, the other Party shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting Party.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ATHELOS CORPORATION		BECTON, DICKINSON AND COMPANY

By:	/s/ Robert A. Preti Robert A. Preti	By:	/s/ Robert Hallenbeck Robert Hallenbeck
Its:	President	Its:	VP Advanced Bioprocessing

PROGENITOR CELL THERAPY, LLC

By:	/s/ Andrew Pecora, M.D. Andrew Pecora, M.D.
Its:	Chief Medical Officer